This exhibit sets forth a portion of our Consent Solicitation Statement dated as of January 11, 2005. Capitalized terms used and not defined in this exhibit have the respective meanings assigned to them in the Consent Solicitation Statement or the Indenture governing our 7 1/4% Senior Notes Due 2013 (the "Indenture"), as applicable.

BACKGROUND AND PURPOSE OF THE SOLICITATION

Our primary purpose for the Solicitation is to align the method of calculating our restricted payments capacity under the Indenture to what we believe is the current market standard for companies similar to ours and, thereby, facilitate implementation of our refinancing plan, which is described below (the "Refinancing Plan").

We intend to refinance our existing senior secured credit facilities, which at September 30, 2004 had an outstanding principal balance of approximately $489 million, by issuing new senior unsecured notes in an aggregate principal amount of approximately $350 million and establishing and borrowing under a new senior secured revolving credit facility with aggregate commitments of up to $250 million. We expect to complete this part of our Refinancing Plan promptly after the completion of the Solicitation.

We also intend to redeem all of our 16% Senior Subordinated Discount Notes due 2009 (the "16% Notes"), with a view to reducing our interest expense and increasing our cash flow. The 16% Notes are redeemable at a price equal to (1) prior to March 26, 2006, the accreted value thereof as of the redemption date plus a make whole premium and (2) on and after March 26, 2006, the accreted value thereof as of the redemption date plus a redemption premium equal to a specified percentage of the accreted value, which percentage is set at 8% initially and declines over time. We expect to redeem the 16% Notes in March 2006, but make no assurances that we will not redeem the 16% Notes prior to such time. On March 31, 2006, the redemption price for the 16% Notes will be 108% of the accreted value thereof as of such date, or approximately $425.8 million.

The redemption of the 16% Notes prior to (but not on or after) January 20, 2008 will constitute a restricted payment under the Indenture and, accordingly, unless financed with the proceeds of debt that is subordinated to the Securities, will need to be evaluated under our restricted payments capacity under the Indenture. Our capacity to make restricted payments under the Indenture is currently insufficient to redeem the 16% Notes as described below and, based on our results of operations through the fiscal quarter ended September 30, 2004, would have been insufficient even if the Proposed Amendment had been in effect. As of September 30, 2004, our restricted payments capacity was approximately $43 million and, had the Proposed Amendment been in effect, would have been approximately $233 million. We expect, however, that, based on our historical and expected future results of operations, after giving effect to the Proposed Amendment we will have sufficient restricted payments capacity to redeem the 16% Notes as described below by March 31, 2006, assuming that we meet the leverage test set forth in the Indenture. Subject to market conditions and applicable provisions of the Indenture, we expect to fund the redemption of the 16% Notes with a combination of cash from operations and new senior debt, which may include senior secured debt in whole or in part.

In addition, we seek in the Solicitation to (1) clarify that any acquisition by us of the 19.9% ownership interest held by Cingular Wireless LLC ("Cingular") in Cincinnati Bell Wireless LLC ("CBW") would, if consummated, constitute a Permitted Acquisition permitted under the restricted payments covenant of the Indenture and (2) recognizing the sale of substantially all of our broadband assets in 2003, eliminate the existing restriction on designating any member of the BRCOM Group as a Restricted Subsidiary, subject to meeting the applicable provisions of the Indenture regarding designation of Restricted Subsidiaries generally. Currently, Cincinnati Bell Any Distance Inc., one of two operating companies that are part of the BRCOM Group, is a Restricted Subsidiary under the Indenture, while Cincinnati Bell Technology Solutions Inc., the other operating company that is part of the BRCOM Group, is an Unrestricted Subsidiary under the Indenture and, under the existing terms of the Indenture, is prohibited from being designated as a Restricted Subsidiary.

There can be no assurances when or whether we will be able to complete, in whole or in part, our Refinancing Plan or when or whether the purchase of Cingular's ownership interest in CBW will take place.

We have commenced discussions with the holders of the 16% Notes to amend certain provisions of the agreements relating to the 16% Notes, including an amendment to eliminate provisions of the indenture that governs the 16% Notes which place restrictions on our dealings with members of the BRCOM Group and require separation of the BRCOM Group from the rest of our operations (the "16% Notes BRCOM Amendment"). The 16% Notes BRCOM Amendment is intended to reflect the changed nature of the BRCOM Group following the sale of substantially all of our broadband assets in 2003 and eliminate the administrative burden that is otherwise created by such restrictions. If the 16% Notes BRCOM Amendment is effected, then Section 4.11 and 5.11 of the Indenture, which place restrictions on our dealings with members of the BRCOM Group and require separation of the BRCOM Group from the rest of our operations, will automatically fall-away under the existing terms of the Indenture.

DEBT STRUCTURE

We are providing the following information to assist you in analyzing the effect of our Refinancing Plan on our long-term debt structure. The following information is based on our current expectations regarding the Refinancing Plan, and the actual terms of any refinancings and any indebtedness resulting therefrom may differ significantly from the terms described below. While we are conducting the Solicitation primarily to facilitate implementation of our Refinancing Plan, our ability to complete our Refinancing Plan or any part thereof and the timing of any such completion is inherently subject to market and other conditions and thus cannot be assured.

Our Refinancing Plan contemplates that certain of the refinancings and related transactions will be funded, in whole or in part, with cash from operating activities and other cash on hand. For purposes of the following information, we have extrapolated our cash flows (determined as described below) for the period from October 1, 2004 through March 31, 2006, the date by which we expect to complete, but may be unable to complete, our Refinancing Plan, based on a run rate reflected in our previously disclosed 2004 projected cash flow of $160 million. We are using this run rate measure of our future cash flows solely for mathematical simplicity in illustrating the effect of our Refinancing Plan on our long-term debt structure, and this measure is not indicative of, and should not be viewed as guidance on or as reaffirmation of any prior guidance on, our actual future results of operations and cash flows, which may vary significantly from the results assumed for purposes of the following information. In this regard, this run-rate measure of our future cash flows does not take into account business, economic and competitive risks that may affect our future performance and disregards the effect on our future performance of our future business decisions. In light of the limited purpose of the following information, we do not intend to update or otherwise revise the assumptions underlying such information, including any revisions to reflect circumstances existing after the date of this Consent Solicitation Statement. We urge you to review the risk factors described in our most recent annual report filed with the SEC and incorporated by reference in this Consent Solicitation Statement. We also urge you to read the following information together with our historical financial statements and related notes contained in our annual and other reports filed with the SEC and incorporated by reference in this Consent Solicitation Statement. See "Available Information".

The following table sets forth our consolidated long-term debt, and various measures of leverage, as of September 30, 2004 (1) on an actual basis, (2) on an adjusted basis to give effect to the expected refinancing of all indebtedness outstanding under our existing senior secured credit facilities with the proceeds of the issuance of our new senior unsecured notes and borrowings under a new senior secured revolving credit facility (we refer to such adjustments as the "Stage 1 Adjustments") and (3) on a further adjusted basis to give effect to (a) consummation of the potential acquisition of Cingular's 19.9% ownership interest in CBW, which, if consummated, is expected to be financed with borrowings under the new senior secured revolving credit facility referred to in clause (2) above, (b) repayment of $139 million expected to be borrowed under the new senior secured revolving credit facility as part of the Stage 1 Adjustments with cash that, based on the assumptions referred to above, we expect to generate from operating activities to the date of repayment, (c) repayment of $20 million of medium term notes of Cincinnati Bell Telephone Company maturing in 2005 (the "2005 CBT Medium Term Notes") with cash that, based on the assumptions referred to above, we expect to have on hand on the date of repayment and (d) the expected redemption of the 16% Notes with the proceeds of new senior secured debt and cash that, based on the assumptions referred to above, we expect to have on hand on the date of redemption (we refer to such adjustments as the "Stage 2 Adjustments" and, together with the Stage 1 Adjustments, the "Adjustments"). We expect to complete, but cannot assure the completion of, the transactions comprising the Stage 1 Adjustments promptly following the completion of the Solicitation and the transactions comprising the Stage 2 Adjustments by March 31, 2006.

In referring to cash flow, we refer to SFAS 95 cash provided by (used in) operating, financing and investing activities, less changes in restricted cash in operating activities, issuance and repayment of long-term debt in financing activities, short-term borrowings (repayments) in financing activities and proceeds from the sale of discontinued operations and assets in investing activities. While we believe that cash flow provides a useful measure of our operational performance, liquidity and financial health, cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with cash flow as defined by other companies.

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	As of September 30, 2004
	Actual	Stage 1 Adjustments	As Adjusted for Stage 1 Adjustments	Stage 2 Adjustments(j)	As Adjusted for Stage 1 Adjustments and Stage 2 Adjustments
	(Unaudited, dollars in millions)
Long-term debt (including current portion):
Existing Credit Facilities(a)	$489.0	$(489.0)(g)	—		—
New Credit Facilities(b)	—	139.0(h)	$139.0	$301.0	$440.0
7 1/4% Senior Notes due 2023	50.0		50.0		50.0
Cincinnati Bell Telephone Notes	250.0		250.0	(20.0)	230.0
Capital lease obligations and other(c)	18.0		18.0		18.0
Total Senior Secured and Subsidiary Debt:	807.0		457.0		738.0
7 1/4% Senior Notes due 2013	500.0		500.0		500.0
New Senior Notes	—	350.0(i)	350.0		350.0
Total Senior Debt:	1,307.0		1,307.0		1,588.0
16% Senior Subordinated Discount Notes due 2009	371.5		371.5	(371.5)	—
8 3/8% Senior Subordinated Notes due 2014(d)	543.7		543.7		543.7
Total Debt:(e)	$2,222.2		$2,222.2		$2,131.7
Leverage Ratios:
Ratio of Senior Secured and Subsidiary Debt to EBITDA(f)	1.6x		0.9x		1.5x
Ratio of Total Senior Debt to EBITDA(f)	2.6x		2.6x		3.2x
Ratio of Total Debt to EBITDA(f)	4.5x		4.5x		4.3x
_________

(a)
As of September 30, 2004, our existing senior secured credit facilities consisted of $396.8 million of revolving credit commitments, of which $19.0 million was drawn, and $470.0 million of term loans. See Note 4 of Notes to Condensed Consolidated Financial Statements (Unaudited) included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004.

(b)
The new senior secured credit facilities are expected initially to consist of a $250.0 million revolving credit facility (see Note (h)) and to permit the future establishment of incremental facilities, which may be structured, at our option, as an increase in the revolving credit facility or as term loans.

(c)
Represents $16.9 million of capital lease obligations and $1.1 million of other short-term debt as of September 30, 2004. See Note 4 of Notes to Condensed Consolidated Financial Statements (Unaudited) included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004.

(d)
We have adjusted the principal amount of the 8 3/8% Senior Subordinated Notes due 2014 to mark hedged debt to fair value as of September 30, 2004. See Note 4 of Notes to Condensed Consolidated Financial Statements (Unaudited) included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004. Without giving effect to such adjustment, as of September 30, 2004 the aggregate principal amount of the 8 3/8% Senior Subordinated Notes due 2014 was $540.0 million. We provide no assurances that the fair value of our hedged debt will not increase based on changes in the benchmark interest rates.

(e)
Represents our total debt at the face amount thereof and does not include unamortized discount of $36.0 million. Net of unamortized discount, our total debt as of September 30, 2004 was $2,186.2 million. See Note 4 of Notes to Condensed Consolidated Financial Statements (Unaudited) included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004.

(f)
The leverage ratio calculations are based on our consolidated EBITDA for the twelve months ended September 30, 2004, which was $499.0 million. The leverage ratio calculations set forth in this Consent Solicitation Statement do not, and are not intended to, conform to the leverage ratio calculations employed in the Indenture, the other indentures governing our outstanding debt or our existing credit agreement.

Our consolidated EBITDA for the twelve months ended September 30, 2004 was derived by adding our consolidated EBITDA for the fiscal year ended December 31, 2003 to our consolidated EBITDA for the nine months ended September 30, 2004 and subtracting our consolidated EBITDA for the nine months ended September 30, 2003. EBITDA represents net income before depreciation, amortization, interest and income taxes. EBITDA is not a measure of liquidity or operating performance under GAAP, and should not be considered as an alternative to net income (loss) or operating income (loss) or as an indicator of our operating performance. The use of EBITDA instead of operating income (loss) has limitations as an analytical tool, including the inability to determine profitability, the exclusion of interest expense and associated significant cash requirements and the exclusion of depreciation and amortization, which represent significant and unavoidable operating costs. Management compensates for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally in assessing our operating performance and leverage. Our management believes that EBITDA is useful to investors because it provides to investors supplemental information on how management views our business and because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. Our measure of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. In addition, our measure of EBITDA set forth in this Consent Solicitation Statement is not intended to conform, and may differ from, EBITDA as defined under the Indenture, the other indentures governing our outstanding debt or our existing credit agreement. The reconciliation of our consolidated operating income to our consolidated EBITDA for the twelve months period ended September 30, 2004, derived in the manner set forth above, is presented below:

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Twelve Months Ended September 30, 2004 (Unaudited, dollars in millions)
Consolidated Operating Income	$295.9
Adjustments:
Depreciation	184.2
Amortization	7.3
Restructuring charges (credits)	1.1
Asset impairments and other charges (credits)	12.0
(Gain) on sale of hardware and managed services assets	(1.5)
Consolidated EBITDA	$499.0

(g)
Represents the expected refinancing of all of the amounts outstanding under our existing senior secured credit facilities with the proceeds of the issuance of our new senior notes (see Note (i)) and borrowings of $139.0 million under our new senior secured revolving credit facility (see Note (h)).

(h)
Represents amounts to be borrowed under a new $250.0 million senior secured revolving credit facility that we expect to establish as part of the Refinancing Plan. The Adjustments assume that fees, expenses and accrued interest relating to our Refinancing Plan and related transactions, including any Consent Payments that may be paid pursuant to this Consent Solicitation Statement, will be paid with cash on hand, and not with borrowings under our new senior secured credit facilities.

(i)	Represents the expected issuance of $350.0 million aggregate principal amount of our senior unsecured notes.

(j)
Represents (1) consummation of the potential acquisition of Cingular's 19.9% ownership interest in CBW for $83.0 million pursuant to the terms of CBW's operating agreement which, if consummated, is expected to be financed with borrowings under our new senior secured revolving credit facility, (2) the expected repayment of $139.0 million of borrowings made under our new senior secured revolving credit facility as part of the transactions comprising the Stage 1 Adjustments (see Note (g)) with cash generated from operating activities, (3) repayment of the 2005 CBT Medium Term Notes with $20.0 million of cash on hand and (4) the expected redemption in whole of the 16% Notes in March 2006. Assuming the redemption in whole of the 16% Notes occurs on March 31, 2006, the redemption price will be approximately $425.8 million, or 108% of $394.2 million of the accreted value of the 16% Notes as of such date. We expect to fund the expected redemption of the 16% Notes with the proceeds of approximately $357.0 million of new senior secured debt and approximately $69.0 million of cash on hand. The Adjustments assume that fees, expenses and accrued interest will be paid with additional cash on hand, and not with borrowings under our new senior secured credit facilities. For purposes of this table, we have extrapolated our future cash flows based on a run rate reflected in our previously disclosed 2004 projected cash flow of $160.0 million. This run-rate measure of our future cash flow is not indicative of, and should not be viewed as guidance on or as reaffirmation of any prior guidance on, our actual future results of operations and cash flows, which may vary significantly. See the second introductory paragraph to this section for more information.